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                                                                  EXHIBIT 10.11


                                 IMMUSOL, INC.

                              CO-FOUNDER AGREEMENT



         THIS AGREEMENT, is entered into as of February 16, 1993 between DR. FLOSSIE WONG-STAAL (the "Co-Founder") and IMMUSOL, INC., a California corporation (the "Company").

         WHEREAS, the Company has bestowed upon the Co-Founder the position of the Chairperson of its Scientific Advisory Board ("SAB");

         WHEREAS, the Company desires to retain the Co-Founder as a consultant with respect to certain activities as described in this Agreement; and

         WHEREAS, the Co-Founder desires to serve as a consultant to the Company under the terms of this Agreement.

         NOW, THEREFORE, the Co-Founder and the Company agree as follows:

         1. Description of Services. The Company hereby retains the Co-Founder as a consultant to the Company, and the Co-Founder hereby agrees to perform the following services for the Company:

                 (a) The Co-Founder shall spend at least one day per month consulting for the Company;

                 (b) The Co-Founder shall spend a reasonable amount of time for informal consultations over the telephone or otherwise.

                 (c) The Co-Founder may from time to time be unavailable to attend meetings or perform other consulting duties, due to other prior obligations including but not limited to teaching and other academic duties and attending scientific conferences, and such unavailability shall not be considered a breach of this Agreement if the Co-Founder gives the Company reasonable notice of such unavailability.

                 (d) The Co-Founder's consultation will involve the areas related to the acquired immune deficiency syndrome ("AIDS"), other disorders of the immune systems and related technologies (the "Specialty Area") and requires the application of the unique, special and extraordinary skills and knowledge that the Co-Founder possesses in this area.

                 (e) The Co-Founder, as the Chairperson of the SAB, will review and advise the Company with respect to the applications of all technologies to which the Company has





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or will have rights.

         2.      Term and Expiration.

                 (a) This Agreement shall be in effect for five (5) years from the date hereof so long as the Co-Founder remains as a consultant to the Company. This Agreement terminates during its term if (i) the Co-Founder voluntarily terminates her relationship as a consultant with the Company or
(ii) the Company terminates such relationship with the Co-Founder for Cause (as defined herein). In rendering services to the Company, the Co-Founder shall act as an independent contractor and not as an employee or agent of the Company.

                 (b) "Cause" shall mean (i) a willful failure by the Co-Founder to substantially perform her duties required by the Company, other than a failure resulting from the Co-Founder's death or complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Co-Founder which constitutes gross misconduct and which is injurious to the Company, or (iii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act or failure to act by the Co- Founder shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

         3.      Compensation.

                 (a) The Co-Founder shall receive $3,000 per month for her services provided hereunder for the term of this Agreement.

                 (b) As added consideration for the services provided hereunder, the Company will sell to the Co-Founder up to 1,000,000 shares of Common Stock of the Company (the "Shares") at a purchase price of $0.05 per share. The Shares will be subject to a repurchase option in favor of the Company (the "Option") and other terms and conditions of the Company's Stock Purchase Agreement attached hereto as Exhibit A.

                          i)       250,000 shares shall be released from the
Option immediately upon the execution of this Agreement.

                          ii)      500,000 shares shall be released from the
Option at the rate of one forty-eighth (1/48th) of the 500,000 shares at the end of each full calendar month after the date of this Agreement for each month that this Agreement continues to be in effect, up to a maximum of 48 months.

                          iii)     The remaining 250,000 shares released from
the Option if and when the University of California assigns to the Company exclusive rights to one or more inventions, discoveries, improvements, processes, technology and know-how related to the Specialty Area which the Co-Founder may conceive or make (either by herself or jointly with others) during the term of this Agreement.





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         4.      Expenses.  The Company will reimburse the Co-Founder for any actual expenses incurred by the Co-Founder while rendering services under this Agreement so long as the expenses are reasonable and necessary. Such expenses shall include reasonable and necessary travel, lodging and meals in connection with services performed under this Agreement. Requests for reimbursement shall be in a form reasonably acceptable to the Company.

         5.      Proprietary Information.

                 (a) The Co-Founder recognizes that in performance under this Agreement she will have contact with information of substantial value to the Company that is not generally known outside the Company and that gives the Company an advantage over its competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, slides, customer information and business and financial information relating to the business, products, practices or techniques of the Company. The Co-Founder agrees to regard and preserve as confidential such information.

                 (b) The Co-Founder will not, at any time either during or after her consulting relationship with the Company (except as authorized by the Company for its benefit), divulge or disclose, directly or indirectly, to any person, firm, association or corporation other than bona fide employees of the Company or any affiliate of the Company, acting in that capacity, or use for her own benefit, gain or otherwise (i) any confidential information, knowledge, or data concerning the business or affairs of the Company or any affiliate of the Company, whether acquired by the Co-Founder before, during, or after her consulting relationship with the Company, or (ii) any inventions, discoveries, improvements, products, processes, technology, trade secrets, know-how, designs, formulas, or any other confidential material, data, information or instructions, technical or otherwise, owned by the Company or any affiliate of the Company, whether acquired before, during, or after her consulting relationship with the Company, which, if disclosed, would adversely affect the business of the Company or any of its affiliates or accord to a competitor of the Company any competitive advantage.

                 (c) All documents, data, records, apparatus, equipment and other physical property produced by the Co-Founder or others in connection with the Co-Founder's activities pursuant to this Agreement or which are furnished to the Co-Founder by the Company shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, the Co-Founder shall return and deliver all such property upon termination of her retention as a consultant for any reason, and the Co-Founder will not retain any such property or any reproduction of such property upon such termination.

                 (d) This Section 5 is not intended to restrict the Co-Founder from disseminating or using any information which is published or available to the general public, except where such publication or general availability is as a result of the Co-Founder acts in violation of this Agreement.





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         6.      Inventions.

                 (a) So long as the Co-Founder and her work and research products are subject to the agreement between the University of California and the Co-Founder attached hereto as Exhibit B (the "UC Agreement"), the Co-Founder agrees to use her best efforts to have the University of California assign to the Company exclusive rights to any inventions, discoveries, improvements, processes, technology and know-how related to the Specialty Area which the Co-Founder may conceive or make (either by herself or jointly with others) during the term of this Agreement (and during the six months following the termination of this Agreement. The Company agrees that it will not take any action which will result in the Company knowingly and intentionally violating the UC Agreement.

                 (b) Subject to Section 6(c), Co-Founder agrees that any inventions, discoveries, improvements, processes, technology and know-how arising directly from the performance of services under this Agreement related to the Specialty Area and any other technology and any patents issuing thereon shall be the property of and shall be assigned to the Company. In order to permit the Company to claim rights to which it may be entitled under this
Section 6(b) or applicable laws and to insure that there is no conflict with any business or activities of the Company, the Co-Founder shall promptly disclose to the Company all inventions, discoveries, improvements, processes, technology and know-how (whether or not patentable and whether or not reduced to practice) which the Co-Founder may conceive or make (either by herself or jointly with others) during the term of this Agreement with the Company and which relate to the Specialty Area.

                 (c) The provisions of Section 6(b) does not apply to any inventions, discoveries, improvements, processes, technology and know-how arising directly from the performance of services under the UC Agreement and from the performance of consulting arrangements with [Abbott], [Wyeth] or [UBI].

                 (d) Whenever requested by the Company, the Co-Founder shall execute patent applications and such other documents considered necessary by the Company or its counsel to apply for and obtain letter patents in the United States, foreign countries, or both, as the Company may deem advisable, or to otherwise protect such inventions, discoveries, improvements, processes, technology or know-how for the benefit of the Company. The Co-Founder shall also make such assignments and execute such other instruments as may be necessary to convey to the Company the ownership and exclusive right in and to such inventions, discoveries, processes, technology, know-how, patent applications, patents or the like. The Company shall bear all of the expenses in connection with the obtaining of such rights. The Co-Founder further agrees, whether or not she is still providing consulting services to the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any such patent claims or any litigation or other proceeding involving any inventions, discoveries, improvements, processes, technology or know-how covered by this Agreement in any country of the world, but all expense thereof shall be paid by the Company. The foregoing covenant contemplates the inclusion of any improvements of





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properties, rights, systems, inventions and the like presently held by the
Company or any affiliate thereof.

                 (e) The Co-Founder may freely publish any results of her work covered under the Agreement, provided that a prior U.S. patent application is made by the Company on any potentially patentable aspects of her work. The Co-Founder agrees to provide the Company with sufficient disclosure not less than sixty (60) days prior to publication, to allow the Company to have patent applications prepared on inventions or other information made or acquired under this Agreement. The Company agrees to keep all such disclosures confidential prior to publication.

         7.      Exclusive Consulting Agreement.

                 (a) With the exception of the Co-Founder's existing relationship with the University of California, ABBOTT [LABORATORIES], [WYETH] and [UBI] during the term of this Agreement, the Co-Founder will not, directly or indirectly, own, manage, operate, join, control, finance, consult to, advise or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or allow her name to be used in any Annual Report, Quarterly Report, Private Placement Memorandum or advertisement of, or solicit or attempt to solicit business on behalf of, any person, business or enterprise which is engaged in developing products relating to the Specialty Area in actual or potential competition with the Company or its affiliates, without the express prior written consent of the Company.

                 (b) The Co-Founder agrees to formally terminate her existing relationship with [VIAGENE] by April 15, 1993.

         8. Remedies. The Co-Founder acknowledges that the Company will have no adequate remedy at law if the Co-Founder violates the terms of Sections 5, 6 and 7 hereof. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction, injunctive or other relief to restrain any breach or threatened breach of this Agreement.

         9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

         10. No Conflict. The Co-Founder represents that her performance of all the terms of this Agreement and that her retention as a consultant by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Co-Founder in confidence or trust prior to her retention as a consultant by the Company. The Co-Founder has not entered into, and agrees she will not enter into, any agreement, either written or oral, in conflict herewith. The Co-Founder understands as part of the consideration for the offer to retain her as a consultant, and of her retention as a consultant by the Company, that she has not brought and will not bring with her to the Company or use in the performance of her responsibilities at the Company any equipment, supplies, facility or trade secret information





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of any current or former employer which are not generally available to the public, unless she has obtained written authorization for their possession and use. The Co-Founder also understands that, in her retention as a consultant with the Company, she is not to breach any obligation of confidentiality that she has to others, and she agrees that she shall fulfill all such obligations during her retention as a consultant with the Company.

         11. Successors, etc. This Agreement shall be binding upon and shall inure to the benefit of the Company's successors, transferees, and assigns.

         12. Execution of Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.


IMMUSOL, INC.


By: /s/ TSVI GOLDENBERG, Ph.D.
    --------------------------             ------------------------------
                                           Dr. Flossie Wong-Staal

Title: Chairman
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